Exhibit 4.4

TRADEMARK SECURITY AGREEMENT dated as of August 17, 2012 (this “Agreement”), among CHS/COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation, BLUE ISLAND HOSPITAL COMPANY, LLC, a Delaware limited liability company, CHS WASHINGTON HOLDINGS, LLC, a Delaware limited liability company, QUORUM HEALTH RESOURCES, LLC, a Delaware limited liability company, TRIAD HEALTHCARE CORPORATION, a Delaware corporation and YOUNGSTOWN OHIO HOSPITAL COMPANY, LLC, a Delaware limited liability company (each a “Grantor”, and collectively, the “Grantors”) and CREDIT SUISSE AG, as Collateral Agent (the “Collateral Agent”).

Reference is made to (a) the Amended and Restated Guarantee and Collateral Agreement dated as of July 25, 2007, as amended and restated as of November 5, 2010 (as further amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among CHS/Community Health Systems, Inc., a Delaware corporation (the “Company”), Community Health Systems, Inc., a Delaware corporation (the “Parent”), the Subsidiaries of the Company party thereto and the Collateral Agent, (b) the Underwriting Agreement dated as of August 8, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Underwriting Agreement”) among the Company, the Guarantors party thereto and Credit Suisse Securities (USA) LLC, as representative of the several underwriters specified therein (the “Representative”), (c) the Indenture dated as of August 17, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), among the Company, the Guarantors party thereto, the Collateral Agent and Regions Bank, as trustee (the “Trustee”), and (d) that certain designation certificate delivered to the Collateral Agent pursuant to Section 7.09(c) of the Security Agreement in order to secure the Notes and related obligations on a pari passu basis with the other obligations secured under the Security Agreement (subject to certain exceptions in the case of pledged stock). The Trustee and underwriters referred to above have agreed to purchase $1,600,000,000 aggregate principal amount of 5.125% Senior Secured Notes due 2018 of the Company (the “Notes”) on the terms and subject to the conditions set forth in the Underwriting Agreement. The obligations of the underwriters to purchase the Notes are conditioned upon, among other things, the execution and delivery of this Agreement. The Grantor will derive substantial benefits from the issuance of the Notes pursuant to the Indenture and is willing to execute and deliver this Agreement in order to induce the underwriters to purchase the Notes. Accordingly, the parties hereto agree as follows:

SECTION 1.  Terms.  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement. The rules of construction specified in Section 1.01(b) of the Security Agreement also apply to this Agreement.

SECTION 2.  Grant of Security Interest.  As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor, pursuant to the Security Agreement, did and hereby does grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in and lien on, all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Trademark Collateral”):

(a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and applications for registration (other than intent-to-use applications) in the United States Patent and Trademark Office (or any successor office), and all extensions or renewals thereof, including those listed on Schedule I attached hereto (the “Trademarks”);

(b) all goodwill associated with or symbolized by the Trademarks; and

(c) all assets, rights and interests that uniquely reflect or embody the Trademarks.

Notwithstanding the foregoing, no applications for registration of Trademarks filed in the United States Patent and Trademark Office on an intent-to-use basis will be included in the Trademark Collateral until such time as a statement of use has been filed and accepted by the United States Patent and Trademark Office with respect to such Trademark, to the extent that the grant of a security interest in any such Trademark application would adversely affect the validity or enforceability or result in cancelation or voiding of such Trademark application.

SECTION 3.  Security Agreement.  The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Trademark Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 4.  Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 5.  Choice of Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

CHS/COMMUNITY HEALTH SYSTEMS, INC.,
by
/s/ Rachel A. Seifert
	Name:	Rachel A. Seifert
	Title:	Executive Vice President, Secretary and General Counsel
BLUE ISLAND HOSPITAL COMPANY, LLC,
by
/s/ Rachel A. Seifert
	Name:	Rachel A. Seifert
	Title:	Executive Vice President
CHS WASHINGTON HOLDINGS, LLC,
by
/s/ Rachel A. Seifert
	Name:	Rachel A. Seifert
	Title:	Executive Vice President
QUORUM HEALTH RESOURCES, LLC,
by
/s/ Rachel A. Seifert
	Name:	Rachel A. Seifert
	Title:	Executive Vice President
TRIAD HEALTHCARE CORPORATION,
by
/s/ Rachel A. Seifert
	Name:	Rachel A. Seifert
	Title:	Executive Vice President

[Signature Page to Trademark Security Agreement]

YOUNGSTOWN OHIO HOSPITAL COMPANY, LLC,
by
/s/ Rachel A. Seifert
	Name:	Rachel A. Seifert
	Title:	Executive Vice President
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent,
by
/s/ Robert Hetu
	Name:	Robert Hetu
	Title:	Managing Director
by
/s/ Rahul Parmer
	Name:	Rahul Parmer
	Title:	Associate

[Signature Page to Trademark Security Agreement]

Schedule I

I. Trademarks

Registered Owner	U.S. Mark	Reg. Date	Reg. No.
CHS/Community Health Systems, Inc.		7/23/1996	1988032
CHS/Community Health Systems, Inc.	A TIP-TOP MATERNITY CLUB	4/10/2001	2442377
CHS/Community Health Systems, Inc.	Class 035	6/26/2001	2463770
CHS/Community Health Systems, Inc.	Class 041	10/30/2001	2501702
Community Health Systems Professional Services Corporation	COMMUNITY CARES Standard Character CL 35	6/26/2001	2463771
Community Health Systems Professional Services Corporation	COMMUNITY CARES standard character CL 41	10/23/2001	2499955
Community Health Systems Professional Services Corporation (assigned by Community Health Systems, Inc. on 1/13/2011)		9/28/2010	3852138

Registered Owner	Mark	Reg. No.	Reg. Date
Triad Healthcare Corporation	GATEWAY HOME CARE	2750685	8/12/03
Triad Healthcare Corporation	GATEWAY MEDICAL CENTER	2775950	10/21/03
Triad Healthcare Corporation	REDIMED	3037881	1/3/06
Triad Healthcare Corporation	REHABILTIATION HOSPITAL OF FORT WAYNE	3111485	7/4/06

Triad Healthcare Corporation	KCH REGIONAL REHABILITATION CENTER	3119373	7/25/06
Triad Healthcare Corporation	LUTHERAN HEART PAVILION	3131393	8/15/06
Triad Healthcare Corporation	MARY BLACK HEALTH SYSTEM & Design	3140091	9/5/06
Triad Healthcare Corporation	LUTHERAN CHILDREN’S HOSPITAL	3144409	9/19/06
Triad Healthcare Corporation	LUTHERAN HOSPITAL OF INDIANA	3144410	9/19/06
Triad Healthcare Corporation	LUTHERAN HEART CENTER	3156408	10/17/06
Triad Healthcare Corporation	LUTHERAN SLEEP DISORDERS CENTER	3166943	10/31/06
Triad Healthcare Corporation	(Device Only) (Leaf Design)	3167543	11/7/06
Triad Healthcare Corporation	ST. JOSEPH BEHAVIORAL HEALTH	3179375	12/5/06
Triad Healthcare Corporation	LUTHERAN HEALTH NETWORK	3185051	12/12/06
Triad Healthcare Corporation	BIRTHPLACE AT KOSCIUSKO COMMUNITY HOSPITAL & Design	3185595	12/19/06
Triad Healthcare Corporation	INNOVATIVE RECOVERIES	3191986	1/2/07
Triad Healthcare Corporation	NORTHWEST HEALTH SYSTEM	3322657	10/30/07
Triad Healthcare Corporation	NORTHWEST HEALTH SYSTEM (Design ONLY)	3285337	8/28/07
Triad Healthcare Corporation	NOTHWEST HEALTH SYSTEM & Design	3322661	10/30/07
Triad Healthcare Corporation	FAMILY TREE HEALTHCARE	3361686	1/1/08
Triad Healthcare Corporation		3444757	6/10/08
Triad Healthcare Corporation	THOUGHTFUL CARE	3437433	5/27/08
Triad Healthcare Corporation	LABCARE PLUS	3299222	9/25/07
Triad Healthcare Corporation	LABCARE PLUS & Design	3299223	9/25/07

Triad Healthcare Corporation	TRINITY MEDICAL CENTER	3321061	10/23/07
Triad Healthcare Corporation	TRINITY MEDICAL CENTER & Design	3321062	10/23/07

Registered Owner	U.S. Mark	Reg. Date	Reg. No.
Quorum Health Resources, LLC	QHR	3/28/2006	3074195
Quorum Health Resources, LLC	QHR	10/10/2006	3153336
Quorum Health Resources, LLC	SURVIVE AND THRIVE	11/27/2007	3345425
Quorum Health Resources, LLC		12/1/2009	3719929
Quorum Health Resources, LLC		1/12/2010	3737811
Quorum Health Resources, LLC		2/8/2011	3916779
Quorum Health Resources, LLC	REFORM READY	9/27/2011	4030986
Quorum Health Resources, LLC	VANTAGE SCORECARD	8/24/2010	3836740
Quorum Health Resources, LLC	VANTAGE LMS	9/13/2011	4024411
Quorum Health Resources, LLC		9/27/2011	4032424

Quorum Health Resources, LLC	4/16/2012	4128270

Registered Owner	U.S. Mark	Reg. Date	Reg. No.
Youngstown Ohio Hospital Company, LLC		10/22/1991	1662085
Youngstown Ohio Hospital Company, LLC	TMH	10/13/1998	2194834

Registered Owner	U.S. Mark	Reg. Date	Reg. No.
Blue Island Hospital Company, LLC	METROSOUTH MEDICAL CENTER	11/17/2009	3710989

II. Trademark Applications

Registered Owner	U.S. Mark	App. Date	App. No.
CHS Washington Holdings LLC	HEALTHCARE NORTHWEST INTEGRATED DELIVERY SYSTEM	Filed 2/5/2010	S.N. 77/929467
CHS Washington Holdings LLC	ROCKWOOD HEALTH SYSTEM	Filed 11/2/2011	S.N. 85/462,774
Quorum Health Resources, LLC		Filed 1/11/2010	S.N. 77/909121

III. Trademark Licenses

None.